UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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AMERICAN OIL & GAS INC.

(Name of Registrant as Specified In Its Charter)

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AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400
Denver, Colorado 80265
(303) 991-0173

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
To be held May 31, 2007

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of American Oil & Gas Inc. to be held on May 31, 2007, at 9:30 am (Denver, Colorado time) at the Oxford Hotel, located at 1600 17th Street in Denver, Colorado.

A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1. The election of five (5) directors for terms of one year each or until their successors are elected and qualified,

2. To ratify and approve the selection by the Board of Directors of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Information about the matters to be acted upon at the Annual Meeting is set forth in the accompanying proxy statement.

Stockholders of record at the close of business on April 30, 2007 are the only stockholders entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the board of directors,

/s/ Patrick D. O’Brien
Patrick D. O’Brien
Chairman and Chief Executive Officer

April 30, 2007
Denver, Colorado

PROXY STATEMENT
MEETING INFORMATION
RECORD DATE AND VOTING SECURITIES
QUORUM AND VOTING
SOLICITATION AND VOTING OF PROXIES
PROPOSALS FOR STOCKHOLDER ACTION
BOARD OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400
Denver, Colorado 80265
(303) 991-0173

PROXY STATEMENT

FOR THE ANNUAL STOCKHOLDERS’ MEETING
ON MAY 31, 2007

MEETING INFORMATION

This proxy statement is being furnished to the stockholders of American Oil & Gas Inc. (the “Company”) on or about May 1, 2007, in connection with the solicitation of proxies by the board of directors to be voted at the annual stockholders’ meeting (the “Annual Meeting”). The Annual Meeting will be held on May 31, 2007, at 9:30, am (Denver, Colorado time) at the Oxford Hotel, located at 1600 17th Street in Denver, Colorado.

The purpose of the Annual Meeting is to consider and vote upon:

1. The election of five (5) directors for terms of one year each or until their successors are elected and qualified,

2. To ratify and approve the selection by the Board of Directors of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

RECORD DATE AND VOTING SECURITIES

You are entitled to one vote for each share of voting common stock you own.

Your proxy will be voted in accordance with the directions you specify in the proxy. If you do not provide directions in the proxy but sign the proxy and return it, your proxy will be voted (a) FOR each of the nominees for director named in the proxy statement and the ratification of the selection of the auditors, and (b) in the discretion of the proxy holders, for any other proposals that properly come before the Annual Meeting.

Only those stockholders that owned shares of the Company’s voting common stock on April 30, 2007, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 46,034,641 shares of voting common stock outstanding held by approximately 3,730 identified holders.

QUORUM AND VOTING

In order to have a quorum to transact business at the Annual Meeting, at least a majority of the total number of issued and outstanding shares of common stock must be present at the Annual Meeting, in person or by proxy. If there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the board of directors may postpone or adjourn the Annual Meeting in order to permit the further solicitation of proxies. Abstentions and broker non-votes will be counted toward a quorum but will not be counted in the votes for each of the proposals presented at the Annual Meeting. Assuming a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker will have discretionary voting power with respect to both proposals set forth herein.

SOLICITATION AND VOTING OF PROXIES

It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy but do not provide any instructions, your proxy will be voted FOR each of the nominees as directors.

Other than the matters set forth in this proxy statement, the Company is not aware of any additional matters that will be presented for consideration at the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxy holder.

You may revoke your proxy at any time prior to its exercise by:

1. filing a written notice of revocation with the secretary of the Company,

2. delivering to the Company a duly executed proxy bearing a later date, or

3. attending the Annual Meeting, filing a notice of revocation with the secretary and voting in person.

The Company’s board of directors is making this solicitation and the Company will pay the costs of this proxy solicitation. The directors, officers and regular employees of the Company may also solicit proxies by telephone or in person but will not be paid additional compensation to do so.

PROPOSALS FOR STOCKHOLDER ACTION

Proposal 1:  Election of Directors

The Company currently has seven (7) directors on the board of directors. The board of directors has determined that it is in the Company’s best interests for the size of the board of directors to be reduced to five (5) members. The Board of Directors has nominated Andrew P. Calerich, Nick DeMare, M.S. (“Moni”) Minhas, Patrick D. O’Brien and Jon R. Whitney. Kendell V. Tholstrom and Alan Gelfand are not standing for reelection.

Directors serve a one-year term or until their successors are elected and qualified. All of the nominees below currently serve as a director and have indicated their willingness to continue to serve as a director if elected. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.

Board of Directors

At the Annual Meeting, the stockholders will elect five (5) directors. The board of directors recommends a vote FOR each of the nominees set forth below:

Name	Age	Position

Patrick D. O’Brien	58	Chief Executive Officer and Chairman of the Board of Directors
Andrew P. Calerich	42	President and Director
M.S. (“Moni”) Minhas	52	Director
Jon R. Whitney	62	Director
Nick DeMare	52	Director

Patrick D. O’Brien has served as our CEO and as a director of the Company since February 19, 2003. Mr. O’Brien served as our President from February 19, 2003 until July 16, 2003. Mr. O’Brien was chief executive officer, president, co-founder and a director of Tower Colombia Corporation. Prior to co-founding Tower Colombia Corporation in 1995, Mr. O’Brien co-founded Tower Energy in 1984 and co-founded Tower Drilling Company in 1980. Mr. O’Brien began his career in the oil and gas industry with the Dowell Division of Dow Chemical Company where he engineered and supervised all phases of well stimulation and cementing. He joined the Colorado Interstate Gas Company in 1974 where he was responsible for the design, acquisition and development of company-owned gas storage fields. In 1980, Mr. O’Brien joined Montana Power Company as Senior Petroleum Engineer with the responsibility for design, long-range planning and performance economics for its exploration and development programs. Mr. O’Brien has over 30 years oil and gas experience. Mr. O’Brien received his B.S. in Petroleum Engineering from the Montana College of Mineral and Science and Technology.

Andrew P. Calerich has served as our President since July 17, 2003, and as a director since October 30, 2003. He also served as our Chief Financial Officer from July 17, 2003 to June 30, 2006. Mr. Calerich has over 16 years of public company oil and gas finance experience in a variety of capacities for various companies. Most recently, he served as Vice President and Chief Financial Officer for Denver Colorado based PYR Energy Corporation. From 1993 to 1997, he was a business consultant specializing in accounting and finance for public and private oil and gas producers in Denver. From 1990 to 1993, Mr. Calerich was employed as corporate Controller at Tipperary Corporation, a public oil and gas exploration and production company. He began his professional career in public accounting with an international accounting firm. Mr. Calerich also currently serves as a director of Falcon Oil & Gas LTD, a publicly traded company listed on the TSXV exchange. Mr. Calerich is a Certified Public Accountant and earned B.S. degrees in both Accounting and Business Administration at Regis College in Denver.

M.S. (Moni) Minhas has served as a director of the Company since February 19, 2003. Mr. Minhas is a private businessman and consultant who has, over the last eight years, served as a consultant to Quantel Engineering, PanCanadian Petroleum Limited, Talisman Energy, Abu Dhabi National Oil Company (ADNOC), Petronas National Oil Company (Malaysia), Pertamina National Oil Company (Indonesia), ARCO and Wascana, assisting in the optimization of their reserve production and the development of their properties. From 1980 to 1995, he was employed by PanCanadian Petroleum Ltd. (now EnCana Corporation) eventually serving in senior supervisory, administrative and management positions. Mr. Minhas was responsible for the development of major oil and gas properties in partnership with multinational corporations, and also served as Supervisor for Production Revenue Department in the Reservoir/Exploitation Department, as Leader of the Reserves Task Force and as a Project Engineer/Manager. Mr. Minhas received a B.S. in Petroleum Engineering from University of Calgary, Alberta.

Jon R. Whitney has served as a director since February 2005. Mr. Whitney began his employment with Colorado Interstate Gas Company, a natural gas transmission company, on October 1, 1968 as an accountant and in 1970 was promoted to accounting supervisor. Mr. Whitney joined the regulatory area in 1971 and in 1973 was promoted to Vice President, Regulatory Affairs and Controller. He was subsequently promoted to Senior Vice President and then Executive Vice President, with the additional responsibilities of Administration, Marketing, Engineering and Operations. In 1990, He was promoted to President and Chief Executive Officer and ultimately held various officer positions with 15 different companies within the corporate family. He also has held committee positions with the Interstate Natural Gas Association of America and the American Gas Association and has held directorships with several outside companies and community organizations. Prior to his employment with Colorado Interstate Gas Company, he was a Certified Public Accountant in private practice. Mr. Whitney is currently a member of Peak Energy Ventures, a natural gas consulting company.

Nick DeMare has served as a director, designated audit committee financial expert and as Chairman of the Audit Committee since October 30, 2003. Mr. DeMare holds a Bachelor of Commerce degree from the University of British Columbia and is a member in good standing of the Institute of Chartered Accountants of British Columbia. Since May 1991, Mr. DeMare has been the President of Chase Management Ltd., a private company which provides a broad range of administrative, management and financial services to private and public companies engaged in mineral exploration and development, gold and silver production, oil and gas exploration and production and venture capital. Mr. DeMare indirectly owns 100% of Chase. Mr. DeMare currently serves as an officer and director of the following other public reporting companies:

Names of Reporting Issuers	Positions Held	Market

Aguila American Resources, Ltd.	Director	TSXV
Andean American Mining Corp.	Director & Secretary	TSXV
Astral Mining Corporation	Director	TSXV
Centrasia Mining Corp.	Director	TSXV
Consolidated Kookaburra Resources Ltd.	Director	TSXV
Cumbre Ventures Inc.	Director	TSXV
GeoPetro Resources Company	Director	TSXV
GGL Diamond Corp.	Director	TSXV
Gold Point Exploration Ltd	Director & CFO	TSXV
Golden Peaks Resources Ltd.	Director	TSXV
Goldmarca Limited	Director	TSXV
Halo Resources Ltd.	Director	TSXV
Lariat Energy Ltd.	Director	TSXV
Mawson Resources Limited	Director	TSXV
Mirasol Resources Limited	Director	TSXV
Mulligan Capital Corp.	Director	TSXV
Sinchao Metals Corp.	Director	TSXV
Tinka Resources Limited	Director	TSXV
Tumi Resources Limited	Director	TSXV

The board of directors recommends a vote FOR the election of each of the nominees.

Executive Officers in addition to Mr. O’Brien and Mr. Calerich:

Kendell V. Tholstrom, 61, has served Secretary and Vice President since April 21, 2005. Mr. Tholstrom was a director of the Company from 2003 until 2007. Mr. Tholstrom was on the board of directors and managed operations for Tower Colombia Corporation. Prior to joining Tower Colombia Corporation in 1995, he served as Vice President/General Manager for Presidio Oil Company from 1986 to 1995. His responsibilities included the day-to-day management of 35 office employees and 40 field employees. Mr. Tholstrom worked at Sabine Corporation, an oil and gas exploration and production company, from 1982 to 1986 as Division Operations Manager. He worked at Terra Resources 1977 to 1986 in various engineering and management positions and at ARCO Oil & Gas from 1970 to 1972. Mr. Tholstrom is a Registered Professional Engineer in Colorado and has 30 years of petroleum industry experience. Mr. Tholstrom received a B.S. in Petroleum Engineering in 1968 and an M.S. in Petroleum Engineering in 1970 from the Montana College of Mineral Science and Technology.

Bob Solomon, 53, has served since April 21, 2005 as our Vice President responsible for oil and gas economic and financial evaluations. Mr. Solomon was previously co-founder and Vice-President of Tower Colombia Corporation and became Vice-President of the Company in April 2005. Prior to co-founding Tower Colombia Corporation in 1995, he was co-founder of Tower Energy in 1984 and co-founder of Tower Drilling Company in 1980. Prior to 1980, Mr. Solomon worked at Sonat, Inc. in the areas of strategic planning, acquisitions analysis and corporate development for Sonat’s interstate gas pipeline and exploration subsidiaries. He also was employed in various engineering, supervisory and financial capacities for Homestake Mining Company, Colorado Interstate Gas Company, Ethyl Corporation and Atlanta Gas-Light Company. Mr. Solomon has a B.S. degree in Industrial Engineering from the Georgia Institute of Technology (Georgia Tech), and an MBA degree from Stanford University. Mr. Solomon has over 30 years of petroleum industry experience.

Terry Savage, 54, served as our Vice President of Land from January 30, 2006 to February 12, 2007. Mr. Savage has over 30 years of oil and gas land experience. Prior to joining the Company, Mr. Savage was an oil and gas land consultant providing a broad range of consulting services to oil and gas companies, including acquisition, divestiture, lease acquisition and property management. From 1987 to 1998, Mr. Savage was employed by Snyder Oil Corporation serving in various management positions, including Land Manager and Vice President of Land. From 1975 to 1998 Mr. Savage worked for various oil and gas companies, including Mobil Oil Corporation, Grace Petroleum Corporation, Sundance Oil Company and Mizel Petro-Resources, Inc. He graduated from the University of Oklahoma in 1975 with a BBA in Petroleum Land Management.

Joseph B. Feiten, 55, has served as Chief Financial Officer since June 29, 2006. Mr. Feiten served as Chief Financial Officer for publicly traded Tipperary Corporation from June 2002 until its acquisition by Santos, Ltd in October 2005, for $466 million. Tipperary was a Denver-based independent oil and natural gas exploration, development and production company. For April and May of 2002, Mr. Feiten was a full-time accounting consultant to Tipperary Corporation. For four months following the acquisition, Mr. Feiten was employed by Santos USA, as Vice-President of Accounting for Tipperary Corporation to assist in the transition of Tipperary operations to subsidiaries of Santos, Ltd. From June 2000 through March 2002, Mr. Feiten served as the full-time President of Pediatric Web, Inc., a privately held company, whose majority owner is Mr. Feiten’s brother, pediatrician Daniel Feiten, MD. From June 1974 through May 2000, Mr. Feiten was a CPA with PricewaterhouseCoopers, serving 18 of the last 20 years there as a national or global director in its energy and mining program. Mr. Feiten holds a BSBA in accounting and a MBA from the University of Denver. He is the co-author of the last two editions of Petroleum Accounting Principles, Procedures, & Issues, the world’s leading reference book on U.S. financial accounting rules for the exploration, development and production of oil and natural gas.

Proposal 2.  Ratification of Appointment of Independent Registered Public Accounting Firm

The board of directors has appointed HEIN & ASSOCIATES, LLP as the independent registered public accounting firm for the Company for the fiscal year 2007. Shareholder ratification of the appointment is not required under the laws of the State of Nevada, but the Board has decided to ascertain the position of the stockholders on the appointment. The board of directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

A representative of HEIN & ASSOCIATES, LLP is not expected to be present at the Annual Meeting. HEIN & ASSOCIATES, LLP’s informational website is www.heincpa.com.

Auditor’s Fees

Fees for professional services provided by the Company’s independent registered public accounting firms in each of the last two fiscal years, in each of the following categories are:

	2006	2005

Audit fees	$43,000	$32,000
Audit-related fees	34,000	6,000
Tax fees	3,000	3,000
Other fees	3,315	4,400

	$83,315	$45,400

Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements. Audit-related fees are for the reviews of the unaudited financial statements included in the Company’s Forms 10-Q and for reviews of internal controls during 2006 prior to attestation in 2007 as to management’s assertions regarding effective internal controls at December 31, 2006 in compliance with the requirements of Section 404 of the Sarbanes Oxley Act. Tax fees include various federal, state and local tax services.

Pre-approval Policies and Procedures

Our audit committee charter provides that the audit committee shall pre-approve all auditing and non-auditing services of the independent registered public accounting firm, subject to de minimus exceptions for other than audit, review or attest services that are approved by the audit committee prior to completion of the audit. Alternatively, our audit committee charter provides that the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the audit committee, provided that the policies and procedures are detailed as to the particular services and the audit committee is informed of each service. All services provided by the independent registered public accounting firm have been pre-approved by our audit committee.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On March 6, 2006, the board of directors appointed Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005. This appointment represented a change in our public accounting firm from Wheeler Wassoff, P.C. (“Wheeler Wassoff”). The audit committee of the board of directors approved the mutually agreed upon termination of Wheeler Wassoff as our independent registered public accounting firm, and the appointment of Hein & Associates, LLP to serve as our independent registered public accounting firm for the year ended December 31, 2005.

There were no disagreements with Wheeler Wassoff on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company’s two most recent fiscal years and any subsequent interim period through the date of dismissal. Wheeler Wassoff’s report on the financial statements did not contain an adverse opinion or disclaimer of opinion and have not been modified as to uncertainty, audit scope or accounting principles.

The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm

Other Matters

The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

BOARD OF DIRECTORS

The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. It also holds special meetings as required from time to time when important matters arise requiring action between scheduled meetings. The board of directors had five meetings during the 2006 fiscal year. Each of the Company’s directors participated in at least 75% of the meetings of the board of directors and the committees of the board on which he served during 2006, except Mr. Minhas attended two of the five meetings of the board of directors and three of the five meetings of the audit committee.

Corporate Governance

The board of directors has determined that each director other than Patrick O’Brien, Andrew Calerich and Kendell Tholstrom qualifies as an “Independent Director” as defined in the American Stock Exchange listing standards and as further defined by recent statutory and rule changes.

Committees of the Board

The board of directors had three standing committees during 2006.

•	Nominating Committee. The nominating committee has the power to evaluate and determine whether to nominate a candidate for a position on the Company’s board of directors. In determining whether to nominate a candidate, the nominating committee considers relevant management experience, ability to enhance stockholder value and high professional ethics and values. Candidates may come to the attention of the nominating committee from current directors, stockholders, professional search firms, officers or other persons. The nominating committee will review all candidates in the same manner regardless of the source of the recommendation. The nominating committee did not meet in 2006. The Company’s board of directors has not yet adopted a charter for the nominating committee. The nominating committee members are Nick DeMare, Jon Whitney, Alan Gelfand, and M.S. Minhas.

•	Audit Committee. The audit committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The audit committee also reviews and approves the scope and performance of the Company’s independent registered public accounting firm. In 2006, the audit committee consisted of Nick Demare, Jon Whitney, M.S. Minhas and Alan Gelfand. The board of directors has adopted a written charter for the audit committee, a copy of which is attached hereto as Exhibit A. During 2006, the audit committee met five times.

•	Audit Committee Financial Expert. The board of directors has determined that Nick DeMare qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

•	Compensation Committee. The compensation committee is empowered to advise management and make recommendations to the board of directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The compensation committee members are Nick DeMare, Jon Whitney, Alan Gelfand and M.S. Minhas. During 2006, the compensation committee did not meet. The board of directors has not yet adopted a written charter for the compensation committee.

Communications With the Board

Stockholders may communicate with the board of directors, including the non-management directors, by sending a letter to Patrick D. O’Brien, our Chief Executive Officer and Chairman, at our principal executive office address. All such communications shall be shares with the members of the board of directors, or if applicable, a specified committee or director.

Report of the Audit Committee

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The audit committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee met five times during the fiscal year ended December 31, 2006 and met four times in the first four months of 2007 for the following purposes: (i) to review and discuss with management and with the independent auditors the draft of the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and drafts of the unaudited financial statements to be included in the Company’s Quarterly Reports on Form 10-Q for the three-month periods ended March 31, June 30 and September 30 of 2006, (ii) to discuss with management and the independent auditors the Company’s internal controls over financial reporting, (iii) to discuss with management and the independent auditors the filing of amended Form 10-KSB for 2005 and amended Form 10-Q for each of the quarterly periods ended March 31, June 30 and September 30, 2006, (iv) to discuss with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s use of accounting principles and such other matters as are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standard No. 61, as amended, (v) to review the written disclosures and the letter received from the independent auditors required by Independence Standards Board Standard No. 1, including written confirmation from the independent auditors confirming the auditors’ independence from management and the Company, and (vi) to discuss with the Company’s independent auditors the overall scope and plans for the audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under those Acts.

The Audit Committee

Nick DeMare, Chairman
Alan Gelfand
M.S. (“Moni”) Minhas
Jon Whitney

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to all its employees, including its chief executive officer and chief financial officer and amended its code of ethics that focuses on financial reporting.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of April 23, 2007 concerning the beneficial ownership of the Company’s voting common stock by: (a) each director, director nominee and executive officer; (b) each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of a class of common stock; and (c) all of the Company’s executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 23, 2007 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person.

	Number of Shares of		Percent of Shares
	Common Stock		of Common Stock
Name(1)	Beneficially Owned		Outstanding**

Patrick D. O’Brien	2,791,359	(2)	6.03%
Andrew P. Calerich	1,199,950	(3)	2.59%
Kendell Tholstrom	2,443,858		5.31%
Nick DeMare	321,425	(4)	*
Bob Solomon	2,541,358		5.52%
M.S. (“Moni”) Minhas	108,363	(5)	*
Jon R. Whitney	108,125	(6)	*
Joseph B. Feiten	50,000	(7)	*
Executive officers and directors as a group (8 persons)	9,564,438		20.39%
GLG Partners LP	2,651,024	(8)	5.76%
Wellington Management Company, LLP	2,766,692	(9)	6.01%

*	Less than 1% of the issued and outstanding shares of the class.

**	Percentage is calculated on the basis of 46,034,641 shares, the total number of shares of voting common stock outstanding on April 23, 2007.

(1)	Unless otherwise stated, the address for each person in this table is 1050 17th Street, Suite 2400, Denver, Colorado 80265.

(2)	Includes options to purchase 250,000 shares of common stock that are currently exercisable.

(3)	Includes options to purchase 250,000 shares of common stock that are currently exercisable.

(4)	Includes 89,300 shares owned by DNG Capital Corp., which is a company wholly owned by Mr. DeMare. Also includes options to purchase 8,125 shares of common stock that are currently exercisable.

(5)	Includes options to purchase 8,125 shares of common stock that are currently exercisable.

(6)	Includes options to purchase 108,125 shares of common stock that are currently exercisable.

(7)	Includes options to purchase 50,000 shares of common stock that are currently exercisable.

(8)	Based upon Schedule 13G dated February 21, 2007. According to Schedule 13G, GLG Partners LP had shared voting power with respect to 2,101,024 shares. This ownership amount was increased by 550,000 shares which were purchased on April 17, 2007.

(9)	Based upon Amendment No. 2 to Schedule 13G dated February 14, 2007. According to Amendment No. 2 to Schedule 13G, Wellington Management Company, LLP has shared voting power with respect to 2,766,692 shares, and shared power to dispose of 2,766,692 shares.

Equity Compensation Plan Information

	Number of		Number of
	Securities to be		Securities
	Issued upon	Weighted Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	2,186,000	$3.60	1,761,990
Equity compensation plans not approved by security holders	—	—	—

Total	2,186,000	$3.60	1,761,990

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2006 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy

Our overall compensation philosophy is to provide a compensation package that enables us to attract, retain and motivate named executive officers (“NEOs”) to achieve our short-term and long-term business goals. Consistent with this philosophy, the following goals provide a framework for our NEO compensation program:

•	Pay competitively to attract, retain and motivate NEOs;

•	Relate total compensation for each NEO to overall company performance as well as individual performance;

•	Aggregate the elements of total compensation to reflect competitive market requirements and to address strategic business needs;

•	Expose a portion of each NEO’s compensation to risk, the degree of which will positively correlate to the level of the NEO’s responsibility and performance; and

•	Align the interests of our NEOs with those of our stockholders.

Executive Compensation Program Overview

The executive compensation package available to our named executive officers is comprised of:

•	base salary;

•	long-term incentive compensation; and

•	other welfare and health benefits.

Base Salary

Base salary is designed to provide competitive levels of base compensation to our executives and be reflective of their experience, duties and scope of responsibilities. We pay competitive base salaries required to recruit and retain executives of the quality that we must employ to ensure the success of our Company. The Company’s compensation committee, which is comprised of all non-employee directors, determines the appropriate level and timing of increases in base compensation for the named executive officers.

In making determinations of salary levels for the named executives, the compensation committee considers the entire compensation package for executive officers, including the equity compensation provided under long-term compensation plans. The Company intends for the salary levels to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility. The compensation committee determines the level of any salary increase after reviewing:

•	the qualifications, experience and performance of the particular executive officer;

•	the compensation paid to persons having similar duties and responsibilities in other competitive institutions; and

•	the nature of the Company’s business, the complexity of its activities and the importance of the executive’s experiences to the success of the business.

The compensation committee reviews a survey of compensation paid to executive officers performing similar duties for oil and natural gas companies. The compensation committee reviews and adjusts the base salaries of the Company’s executive officers when deemed appropriate.

Equity Awards

Equity awards for our executives are granted from our 2006 Stock Incentive Plan (the “2006 Plan”). The compensation committee grants awards under the 2006 Plan in order to align the interests of the named executive officers with our stockholders, and to motivate and reward the named executive officers to increase the stockholder value of the Company over the long term.

Under the 2006 Plan, the Company has 1,500,000 shares of our common stock eligible for issuance as awards to employees, officers, and directors of the Company and its related companies, as well as to other persons who provide services to the Company. The 2006 Plan provides for the grant of all equity awards to officers and directors; grants may include, but are not limited to, awards of stock options, restricted stock awards and restricted stock unit awards.

Executive management and the compensation committee believe that stock ownership is a significant incentive in aligning the interests of employees and stockholders, building stockholder value and retaining the Company’s key employees.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance. We provide these benefits to meet the health and welfare needs of employees and their families.

Employment Agreements

In order to retain the Company’s senior executive officers, the compensation committee and the board of directors of the Company determined it was in the best interests of the Company to enter into employment agreements with certain officers. The employment contracts are referenced as exhibits to our Report on Form 10-K. We entered into these agreements to ensure that the executives perform their respective roles for an extended period of time. In addition, we also considered the critical nature of each of these positions and our need to retain these executives when we committed to the agreements.

In July 2003, we entered into an employment agreement with Andrew Calerich, who was then our President and Chief Financial Officer. The three-year employment agreement called for a base salary of $8,000 per month, family health and medical benefits and payment of 500,000 shares of common stock upon continued employment as follows: 250,000 shares vesting on July 1, 2004 and 250,000 shares vesting on July 1, 2005. As part of the employment agreement, only that portion of the shares of common stock that had a market value equal to the income tax liability realized upon the vesting of the shares may have been sold prior to July 1, 2005. Effective April 21, 2005, a new five-year employment agreement was entered into and as a part of the new agreement, 125,000 of the 250,000 shares scheduled to vest on July 1, 2005 vested on May 1, 2005. The new agreement provides for a base annual salary of $95,000 and we granted options to purchase 500,000 shares of our common stock to Mr. Calerich at an exercise price of $3.66 per share, which was the closing price of our common stock on the date of grant. One-sixth of the options vested on each of April 21st of 2005, 2006, and 2007, and one-sixth of the options will vest annually on each April 21st thereafter through 2010. These options expire on May 31, 2010. Effective May 1, 2007, Mr. Calerich’s annual salary was increased to $180,000, and Mr. Calerich was granted a bonus of $25,000.

Effective April 21, 2005, we entered into an employment agreement with Patrick O’Brien, our Chief Executive Officer. The five-year agreement provides for base salary of $95,000 per year and family health and medical benefits.

Effective April 21, 2005, we entered into an employment agreement with Bob Solomon, a Vice President of the Company. The five-year agreement provides for a base salary of $95,000 per year and family health and medical benefits. Also effective April 21, 2005, we entered into an employment agreement with Kendell Tholstrom, a Vice President and Secretary of the Company. The five-year agreement provides for a base salary of $95,000 per year and family health and medical benefits.

Effective January 30, 2006, we hired Terry Savage as our Vice President of Land, at a base salary of $96,000 per year and family health and medical benefits. Mr. Savage, who resided with his wife in Sheridan, Wyoming, also received reimbursement for apartment costs while working in our offices in Denver.

Effective June 29, 2006, we entered into an employment agreement with Joseph Feiten, our Chief Financial Officer. The five year agreement provides for a base salary of $144,000 per year, and performance-based bonuses at the discretion of our board of directors. Mr. Feiten was granted an option to purchase 250,000 shares of our common stock at an exercise price of $4.95 per share, with 50,000 shares exercisable immediately, and 40,000 shares becoming exercisable on each of June 29, 2007, 2008, 2009, 2010 and 2011. The options expire on June 29, 2016. Effective May 1, 2007, Mr. Feiten’s annual salary was increased to $170,000, and Mr. Feiten was granted a bonus of $20,000.

Report of the Compensation Committee on the Compensation Discussion and Analysis

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement. Based on such review and discussion, the compensation committee recommended to the board of directors that this CD&A be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the compensation committee of the board of directors of American Oil & Gas Inc.

Nick DeMare
Jon Whitney
Alan Gelfand
M.S. Minhas

2006 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
				Stock	Option	Incentive	Deferred	All Other
				Awards	Awards	Plan	Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus	(A)	(A)	Compensation	Earnings	(B)	Total

Patrick O’Brien,	2006	$95,000	—	—	—	—	—	$15,158	$110,158
CEO
Andrew Calerich,	2006	$95,000	—	—	$269,479	—	—	$20,077	$384,556
President
Joseph Feiten	2006	$64,091	—	—	$132,797	—	—	$4,322	$201,210
Chief Financial Officer
Kendell Tholstrom	2006	$95,000	—	—	—	—	—	$28,186	$123,186
Secretary and VP of Operations
Bob Solomon	2006	$95,000	—	—	—	—	—	$22,712	$117,712
VP of Economic Analysis
Terry Savage, VP of Land	2006	$96,000	8,800	46,500	$279,214	—	—	$56,172	$479,413

(A)	The amounts in these columns reflect the dollar amount expensed for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards and thus may include amounts from awards granted in and prior to 2006.

(B)	For Mssrs. O’Brien, Calerich, Tholstrom and Solomon, Other Compensation primarily consists of health and dental insurance but also includes $4,750 each for Company contributions to 401K accounts and smaller amounts for office parking and life insurance. For Mr. Savage, Other Compensation included approximately $22,000 for housing and travel expenses, $14,100 for health and dental insurance, $9,700 for consulting work prior to employment, $8,300 Company contribution to his 401K account and $2,100 in other costs.

2006 Grants of Plan Based Awards Table

								All Other	All Other
								Stock	Option
		Estimated Future			Estimated Future			Awards:	Awards:			Grant Date
		Payouts Under			Payouts Under			Number of	Number of		Exercise or	Fair Value
		Non-Equity Incentive			Equity Incentive			Shares of	Securities		Base Price	of Stock
	Grant	Plan Awards			Plan Awards			Stock or	Underlying		of Option	and Option
	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		Awards	Awards

Patrick O’Brien	—	—	—	—	—	—	—	—	—		—	—
Andrew Calerich	—	—	—	—	—	—	—	—	—		—	—
Joseph Feiten	6/29/2006	—	—	—	—	—	—	—	250,000		$4.95	$472,500
Kendell Tholstrom	—	—	—	—	—	—	—	—	—		—	—
Bob Solomon	—	—	—	—	—	—	—	—	—		—	—
Terry Savage	1/30/2006	—	—	—	—	—	—	10,000	250,000	(A)	$4.65	$805,000	(A)

(A)	Upon Mr. Savage’s resignation effective February 15, 2007, he forfeited all unvested options and retained his vested options to acquire 90,000 shares. In April 2007, Mr. Savage exercised options to acquire 8,300 shares. The remaining options to acquire 82,700 shares expire May 15, 2007 and had an intrinsic value at April 27, 2007 of less than $5,000.

2006 Outstanding Equity Awards at Fiscal Year-end Table

Option Awards
Equity
Incentive
Plan
	Number of	Number of	Awards:
	Securities	Securities	Number of
	Underlying	Underlying	Securities
	Unexercised	Unexercised	Underlying
	Options	Options	Unexercised	Option	Option
	(#)	(#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

Patrick O’Brien	250,000	—	—	$1.25	7/14/2010
Andrew Calerich	166,666	333,334	—	$3.66	4/20/2015
Joseph Feiten	50,000	200,000	—	$4.95	6/28/2016
Kendell Tholstrom	—	—	—	—	—
Bob Solomon	—	—	—	—	—
Terry Savage	50,000	200,000	—	$4.65	5/15/2007	(A)

(A)	The May 15, 2007 expiration date for Mr. Savage’s options reflects acceleration of the expiration date following Mr. Savage’s resignation effective February 15, 2007.

2006 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise(A)	Acquired on Vesting	on Vesting(B)

Patrick O’Brien	—	—	—	—
Andrew Calerich	—	—	—	—
Joseph Feiten	—	—	—	—
Kendell Tholstrom	—	—	—	—
Bob Solomon	—	—	—	—
Terry Savage	—	—	10,000	$46,500

(A)	The value realized is equal to the amount that is taxable to the plan participant, which was the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(B)	The value realized by the named executive officer upon the vesting of stock or the transfer of such instruments for value is the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date.

2006 Pension Benefits

The table disclosing the actuarial present value of each senior executive’s accumulated benefit under defined benefit plans, the number of years of credited service under each plan, and the amount of pension benefits paid to each senior executive during the year is omitted because the Company does not have a defined benefit plan for senior executives.

2006 Non-qualified Deferred Compensation

The table disclosing contributions to non-qualified and other deferred compensation plans, each senior executive’s withdrawals, earnings and fiscal year balances in those plans is omitted because, in 2006 the Company had no non-qualified deferred compensation plans or benefits for executive officers or other employees of the Company.

2006 Director Compensation Table

The following table contains information pertaining to the compensation of the Company’s board of directors for the 2006 fiscal year exclusive of Executive Officer compensation reported previously in this proxy.

Change in
Pension Value
	Fees				and Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

Patrick O’Brien	—	—	—	—	—	—	—
Andrew Calerich	—	—	—	—	—	—	—
Alan Gelfand	—	—	—	—	—	—	—
Kendell Tholstrom	—	—	—	—	—	—	—
M.S. Minhas	—	—	—	—	—	—	—
Nick DeMare	—	—	—	—	—	—	—
Jon Whitney	—	—	$62,031	—	—	—	$62,031

Option Award compensation reflects expense as measured in accordance with FASB Statement of Financial Accounting Standards 123(R). On February 15, 2005, the Company granted Mr. Whitney stock options, which had a fair value at date of grant of $124,063 and which vested over 2005 and 2006 whereby half the value was recognized as compensation expense in 2006.

On February 8, 2007, the Company’s board of directors approved a grant of options to purchase up to 65,000 shares at $6.03 per share (the fair market value on the date of grant) to each member of the board who are outside directors, Mssrs. Whitney, DeMare, Gelfand and Minhas, of which 8,125 shares vest on the last day of each full quarter served, commencing March 31, 2007. Each option has a term of five years.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee (Nick DeMare, Jon Whitney, Alan Gelfand, and M.S. Minhas) (i) was, during the fiscal year, an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had a relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. During 2006, based solely on the Company’s review of theses reports, it believes that the Company’s Section 16(a) reports were filed timely by its executive officers and directors.

ADDITIONAL INFORMATION

Stockholder Proposals for 2008

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2007 fiscal year, proposals by individual stockholders must be received by us no later than February 15, 2008.

In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting of stockholders following the end of our 2007 fiscal year to be properly brought before such meeting, such proposal must be delivered to, or mailed and received by, the Corporate Secretary at the Company’s executive offices no later than February 15, 2008.

Annual Report

A copy of the Company’s 2006 Annual Report to Stockholders accompanies this proxy statement. This report is not part of the proxy solicitation materials.

Upon written request, the Company will furnish to any stockholder without charge a copy of its annual report on Form 10-K for the year ended December 31, 2006. Such written requests should be directed to American Oil & Gas Inc., 1050 17th Street, Suite 2400, Denver, Colorado 80265, Attn: Secretary.

Exhibit A

AMERICAN OIL & GAS, INC.

Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) is to oversee the processes of accounting and financial reporting of American Oil & Gas, Inc. (the “Company”) and the audits and financial statements of the Company.

Committee Structure

The Committee shall consist of The Committee shall consist of at least three directors. Each member of the Committee shall meet the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. The Board may, at any time and in its complete discretion, replace a Committee member.

Meetings

The Committee shall meet as often as necessary. The Committee shall meet periodically in separate, private sessions with management and the independent auditor to discuss anything the Committee or these groups believe should be discussed. The Committee may require any Company officer or employee or the Company’s outside counsel or external auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary.

The Committee shall maintain minutes and other relevant documentation of all its meetings.

Committee Authority and Responsibilities

The Committee shall directly appoint, retain and compensate the Company’s independent auditor, subject to stockholder approval. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

The Committee shall preapprove all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service.

The Committee shall have the authority to engage, without the approval of the Board, independent legal, accounting and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

The Committee shall report regularly to the full Board, including regarding the performance of the Company’s internal audit function. The Committee shall annually evaluate its own effectiveness.

The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit proposed changes to the Board for approval. The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guaranty the independent auditor’s report or to guaranty other disclosures by the Company. These are the

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fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.

Oversight of Company’s Independent Auditor

The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act.

The Committee shall set clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act.

The Committee shall review with the national office of the independent auditor any audit problems or difficulties and management’s response.

Disclosure and Financial Statements

The Committee shall review and discuss with management and the independent auditor: (1) major issues regarding accounting principles and financial statement presentations, including significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

Discuss with management the type and presentation of information to be included in the Company’s earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. The discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

The Committee shall obtain, review and discuss reports from the independent auditor regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (3) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

The Committee shall discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

The Committee shall review the CEO and CFO’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

Compliance and Regulatory Oversight Responsibilities

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

The Committee shall review with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

A-2

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400
Denver, CO 80265
*** PROXY ***
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints Patrick D. O’Brien and Andrew P. Calerich, or either of them, as proxies, with full power of substitution and revocation, the true and lawful attorney and proxies of the undersigned at the Annual Meeting of Stockholders of American Oil & Gas Inc. (the “Company”) to be held at 9:30 am (Denver, Colorado time) on May 31, 2007, at the Oxford Hotel, located at 1600 17th Street in Denver, Colorado, or any adjournments thereof, to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Annual Meeting with all powers the undersigned would possess if personally present at the Annual Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Stockholders, dated April 30, 2007, and the accompanying proxy statement of the Company.
1.	Election of the Board of Directors until the next Annual Meeting

☐ For all nominees listed below (except as marked to the contrary)

	For the Nominee	Against the Nominee	Abstain

1. Patrick D. O’Brien	☐	☐	☐
2. Andrew P. Calerich	☐	☐	☐
3. M.S. (“Moni”) Minhas	☐	☐	☐
4. Nick DeMare	☐	☐	☐
5. Jon R. Whitney	☐	☐	☐
2.	Ratification of the employment of Hein & Associates, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007.

☐ For	☐ Against	☐ Abstain
3.	Any other business as may properly come before the Annual Meeting or any adjournment thereof.

☐ For	☐ Against	☐ Abstain
Each of the Proxies is authorized to vote upon such other business that may properly come before the Annual Meeting.
The Board of Directors recommends a vote “FOR” all proposals listed. If no directions are given by the person(s) executing this Proxy, the shares will be voted in favor of all listed proposals. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted for all proposals.
Please date and sign this Proxy exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated:                                         , 2007

Please print or type your name here

Signature

Signature
Please mark, sign, date and return this Proxy promptly to the addressee in the enclosed stamped envelope. If you have had a change of address, please print or type your new address(es) in the space below: